                                                                    EXHIBIT 11.1

                                                                        loss per share

COMPUTATION OF LOSS PER SHARE


                                                                                                    THREE MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,                            MARCH 31,
                                             1996            1997             1998                1998           1999
                                         ------------    ------------    ------------         ------------   ------------
Basic:
Net loss                                ($    750,180)  ($  3,584,400)  ($ 16,045,640)       ($  1,973,452) ($  6,270,342)

Net loss applicable to common
stockholders                            ($    750,180)  ($  3,584,400)  ($ 16,045,640)       ($  1,973,452) ($  6,270,342)
                                         ============    ============    ============         ============   ============

Basic weighted average shares
outstanding                                 2,250,000       2,293,546       4,762,280            5,208,533     21,089,668
                                         ============    ============    ============         ============   ============

Basic loss per common share                    ($0.33)         ($1.56)         ($3.37)              ($0.38)        ($0.30)
                                         ============    ============    ============         ============   ============

Diluted:
Net loss applicable to common
stockholders                            ($    750,000)  ($  3,584,400)  ($ 16,045,640)       ($  1,973,452) ($  6,270,342)
                                         ============    ============    ============         ============   ============

Basic weighted average shares
outstanding                                 2,250,000       2,293,546       4,762,280            5,208,533     21,089,668

Net effect or dilutive securities                   0               0               0                    0              0
                                         ------------    ------------    ------------         ------------   ------------

Diluted weighted average shares
outstanding                                 2,250,000       2,293,546       4,762,280            5,208,533     21,089,668
                                         ============    ============    ============         ============   ============

Diluted loss per common shares                 ($0.33)         ($1.56)        ($3.37)               ($0.38)        ($0.30)
                                         ============    ============    ============         ============   ============
